SEVENTEENTH AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

This Seventeenth Amendment (“Amendment”) to the Sub-Administration Agreement entered into by and between State Street Bank and Trust Company (the “Sub-Administrator”) and Fidelity Service Company, Inc. (the “Administrator”) dated and effective as of October 11, 2013 (as amended, modified, or supplemented from time to time, the “Agreement”) is hereby entered into as of November 14, 2022 and effective as of the termination date indicated for the fund. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties now wish to amend Appendix A to the Agreement.

WHEREAS, the parties now wish to amend Annex I to the Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendment. the Agreement shall be amended as follows:

(a)	Amendment of Appendix A and Annex I – Removal of Funds. The Agreement shall be amended by deleting the following funds:

Effective Date	Fund #	Fund Name
June 27, 2022	1283	Fidelity NASDAQ Composite Index ETF
July 11, 2022	6442	Fidelity Clean Energy ETF
July 11, 2022	6443	Fidelity Cloud Computing ETF
July 11, 2022	6565	Fidelity Crypto Industry and Digital Payments ETF
July 11, 2022	6444	Fidelity Digital Health ETF
July 11, 2022	6445	Fidelity Electric Vehicles and Future Transportation ETF
July 11, 2022	6566	Fidelity Metaverse ETF
August 1, 2022	2854	Fidelity Dividend ETF for Rising Rates
August 1, 2022	2853	Fidelity High Dividend ETF
August 1, 2022	2855	Fidelity Low Volatility Factor ETF
August 1, 2022	2856	Fidelity Momentum Factor ETF
August 1, 2022	2857	Fidelity Quality Factor ETF
August 1, 2022	3356	Fidelity Small-Mid Multifactor ETF
August 1, 2022	5027	Fidelity Stocks for Inflation ETF
August 1, 2022	6044	Fidelity U.S. Multifactor ETF
August 1, 2022	2858	Fidelity Value Factor ETF
August 8, 2022	6079	Fidelity New Millennium ETF
August 8, 2022	6339	Fidelity Growth Opportunities ETF
August 8, 2022	6342	Fidelity Small-Mid Cap Opportunities ETF
August 8, 2022	6341	Fidelity Real Estate Investment ETF
August 8, 2022	6340	Fidelity Magellan ETF
August 8, 2022	6190	Fidelity Blue Chip Value ETF
August 8, 2022	6157	Fidelity Blue Chip Growth ETF
August 8, 2022	6415	Fidelity Sustainability U.S. Equity ETF
August 8, 2022	6416	Fidelity Women’s Leadership ETF
September 6, 2022	2720	Fidelity Corporate Bond ETF
September 6, 2022	3088	Fidelity High Yield Factor ETF
September 6, 2022	6353	Fidelity Investment Grade Bond ETF
September 6, 2022	6354	Fidelity Investment Grade Securitized ETF
September 6, 2022	2721	Fidelity Limited Term Bond ETF
September 6, 2022	3089	Fidelity Low Duration Bond Factor ETF
September 6, 2022	6414	Fidelity Preferred Securities & Income ETF
September 6, 2022	6563	Fidelity Sustainable Core Plus Bond ETF
September 6, 2022	6508	Fidelity Sustainable High Yield ETF
September 6, 2022	6564	Fidelity Sustainable Low Duration Bond ETF
September 6, 2022	2722	Fidelity Total Bond ETF
November 7, 2022	3354	Fidelity Emerging Markets Multifactor ETF
November 7, 2022	3063	Fidelity International High Dividend ETF
November 7, 2022	3355	Fidelity International Multifactor ETF
November 7, 2022	3064	Fidelity International Value Factor ETF

(b)	Appendix A, Listing of Funds, is hereby replaced in its entirety with Appendix A hereto.

(c)	Annex I to the Agreement is hereby replaced in its entirety with Annex I hereto.

2.	CONTINUING AGREEMENT

Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

3.	EFFECT OF AMENDMENT

All changes to the Agreement set forth in this Amendment shall be deemed to be effective as of the Amendment Effective Date, except as otherwise specified herein. References to the Agreement in other agreements, documents or instruments shall be deemed to refer to the Agreement, as amended hereby. In the event one or more provisions of the Agreement conflict with this Amendment, the provisions of this Amendment shall control.

4.	COUNTERPARTS

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.	GOVERNING LAW

This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law provisions.

[signature page immediately follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the Amendment Effective Date.

FIDELITY SERVICE COMPANY, INC.

By:	/s/ John J. Burke
Name:	John J. Burke
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jason O’Neill
Name:	Jason O’Neill
Title:	Vice President

APPENDIX “A”

To

Administration Agreement Dated as of October 11, 2013

LISTING OF FUNDS

Effective as of November 7, 2022

Fund #	Trust	Fund Name
2574	Fidelity Covington Trust	Fidelity MSCI Communication Services Index ETF
2566	Fidelity Covington Trust	Fidelity MSCI Consumer Discretionary Index ETF
2567	Fidelity Covington Trust	Fidelity MSCI Consumer Staples Index ETF
2568	Fidelity Covington Trust	Fidelity MSCI Energy Index ETF
2569	Fidelity Covington Trust	Fidelity MSCI Financials Index ETF
2570	Fidelity Covington Trust	Fidelity MSCI Health Care Index ETF
2571	Fidelity Covington Trust	Fidelity MSCI Industrials Index ETF
2572	Fidelity Covington Trust	Fidelity MSCI Information Technology Index ETF
2573	Fidelity Covington Trust	Fidelity MSCI Materials Index ETF
2735	Fidelity Covington Trust	Fidelity MSCI Real Estate Index ETF
2575	Fidelity Covington Trust	Fidelity MSCI Utilities Index ETF

ANNEX I

FIDELITY ETFs

Further to the Amendment dated as of June 15, 2018, to the Sub-Administration Agreement dated as of October 11, 2013, between Fidelity Service Company, Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the SubAdministrator mutually agree to update this Annex I by adding/removing Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services			Service Type: Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Fund #	Trust	Fund Name	Standard
2574	Fidelity Covington Trust	Fidelity MSCI Communication Services Index ETF
2566	Fidelity Covington Trust	Fidelity MSCI Consumer Discretionary Index ETF
2567	Fidelity Covington Trust	Fidelity MSCI Consumer Staples Index ETF
2568	Fidelity Covington Trust	Fidelity MSCI Energy Index ETF
2569	Fidelity Covington Trust	Fidelity MSCI Financials Index ETF
2570	Fidelity Covington Trust	Fidelity MSCI Health Care Index ETF
2571	Fidelity Covington Trust	Fidelity MSCI Industrials Index ETF
2572	Fidelity Covington Trust	Fidelity MSCI Information Technology Index ETF
2573	Fidelity Covington Trust	Fidelity MSCI Materials Index ETF
2735	Fidelity Covington Trust	Fidelity MSCI Real Estate Index ETF
2575	Fidelity Covington Trust	Fidelity MSCI Utilities Index ETF

ANNEX I

FIDELITY ETFs

Further to the Amendment dated as of June 15, 2018, to the Sub-Administration Agreement dated as of October 11, 2013, between Fidelity Service Company, Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the SubAdministrator mutually agree to update this Annex I by adding/removing Funds as applicable:

Form N-CEN Services

Fund #	Trust	Fund Name
2574	Fidelity Covington Trust	Fidelity MSCI Communication Services Index ETF
2566	Fidelity Covington Trust	Fidelity MSCI Consumer Discretionary Index ETF
2567	Fidelity Covington Trust	Fidelity MSCI Consumer Staples Index ETF
2568	Fidelity Covington Trust	Fidelity MSCI Energy Index ETF
2569	Fidelity Covington Trust	Fidelity MSCI Financials Index ETF
2570	Fidelity Covington Trust	Fidelity MSCI Health Care Index ETF
2571	Fidelity Covington Trust	Fidelity MSCI Industrials Index ETF
2572	Fidelity Covington Trust	Fidelity MSCI Information Technology Index ETF
2573	Fidelity Covington Trust	Fidelity MSCI Materials Index ETF
2735	Fidelity Covington Trust	Fidelity MSCI Real Estate Index ETF
2575	Fidelity Covington Trust	Fidelity MSCI Utilities Index ETF